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                                                             Exhibit 10(a)(xxi)

                                 FIRST AMENDMENT
                                       TO
                         SEVERANCE PROTECTION AGREEMENT


This First Amendment to Severance Protection Agreement is made this ____ day of 200__, by and between the "Company" (as hereinafter defined) and __________ (the "Executive").


                                   WITNESSETH

         WHEREAS, pursuant to a Severance Protection Agreement between the Company and Executive dated _____, 200__ (the "Agreement"), in order to induce Executive to remain in the employ of the Company, the Company agreed to provide certain benefits to Executive in the event Executive's employment is terminated as a result of, or in connection with, a Change in Control; and

         WHEREAS, the Company and Executive desire to amend the Agreement to clarify the components of the defined term "Bonus Amount" as hereinafter set forth; and

         WHEREAS, capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Company and Executive agree as follows:

1. Amendment. Section 2.3 of the Agreement entitled "Bonus Amount" is hereby amended and restated in its entirety as follows:

         Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean the greater of (x) the most recent annual bonus (including both cash bonus and any cash bonus foregone by the Executive in exchange for restricted stock units of the Company) paid or payable to the Executive, or, if greater, the annual bonus (including both cash bonus and any cash bonus foregone by the Executive in exchange for restricted stock units of the Company) paid or payable for the full fiscal year ended before the fiscal year during which a Change in Control occurred, or (y) the annual bonus (including both cash bonus and any cash bonus foregone by the Executive in exchange for restricted stock units of the Company) which would be paid or payable for the fiscal year during which the Change in Control occurred if all performance goals or other criteria established with respect to bonuses for such fiscal year were fully satisfied, or (z) the average of the annual bonuses (including both cash bonus and any cash bonus foregone by the Executive in exchange for restricted stock units of the Company) paid or payable during the three full fiscal years ended


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         before the Termination Date or, if greater, the three full fiscal years ended before the Change in Control (or, in each case, such lesser period for which annual bonuses (including both cash bonus and any cash bonus foregone by the Executive in exchange for restricted stock units of the Company) were paid or payable to the Executive).

2. No Other Amendment. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

3. Governing Law. The Amendment shall be governed by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

5. Miscellaneous. This Amendment and the Agreement contain the entire understanding between the parties. There are no other agreements, representations, or understandings not set forth herein. This Amendment shall not be amended, modified, or varied except by a writing signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


ATTEST:                                     H. J. HEINZ COMPANY



_________________________                   By:_______________________________
Rene D. Biedzinski
Corporate Secretary                         Name:_____________________________

                                            Title:____________________________


                                            EXECUTIVE


                                            ---------------------------------
                                            [Insert Typed Name Here]